                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
HSBC Holdings plc:

     We consent to the incorporation by reference herein of our audit report dated March 4, 2002 with respect to the consolidated financial statements of HSBC Holdings plc as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 20-F/A of HSBC Holdings plc, and to the reference to our firm under the heading "Experts" in Amendment No. 3 to the registration statement on Form F-4 of HSBC Holdings plc, dated February 24, 2003.

                                                  /s/ KPMG AUDIT PLC

London, England
February 24, 2003